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                                                                      EXHIBIT 11

                             COLDWATER CREEK INC.
                  COMPUTATION OF PRO FORMA EARNINGS PER SHARE


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                                                                                                    Fiscal Years Ended
                                                                                             March 1,1997      March 2,1996
                                                                                             ------------      ------------
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COMPUTATION OF PRIMARY EARNINGS PER SHARE
        Net income as reported                                                                   $10,816            $5,614
        Pro forma income taxes                                                                     4,929             2,218
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Net income available to common stock                                                             $ 5,887            $3,396
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Weighted average shares outstanding
        Actual shares outstanding (post split)                                                     7,389             7,245
        Deemed shares outstanding for Sub-S distribution                                           1,227               963
        Net effect of dilutive stock options based on the treasury stock
          method using average market price                                                          265               249
                                                                                                 -------            ------
        Total common shares and equivalents                                                        8,881             8,457
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Pro forma primary earnings per share                                                             $  0.66            $ 0.40
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COMPUTATION OF FULLY DILUTED EARNINGS PER SHARE
Net income available to common stock                                                             $ 5,887            $3,396
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Weighted average shares outstanding
        Actual shares outstanding (post-split)                                                     7,389             7,245
        Deemed shares outstanding for Sub-S distribution                                           1,227               963
        Net effect of dilutive stock options based on the treasury stock method using the higher of quarter-end market price or average
          market price                                                                               265               249
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        Total common shares and equivalents                                                        8,881             8,457
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Pro forma fully diluted earnings per share                                                       $  0.66            $ 0.40
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